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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 15, 2000

                                -----------------

                              INFODATA SYSTEMS INC.
             (Exact Name of Registrant as Specified in its Charter)


                                     0-10416
                            (Commission File Number)

             VIRGINIA                                   16-0954695
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
        of incorporation)


12150 MONUMENT DRIVE, FAIRFAX, VIRGINIA                   22033
(Address of Principal Executive Office)                 (Zip Code)


                   (703) 934-5205 (Issuer's Telephone Number)

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Item 5. Other Events.

Government Contract

        On December 15, 2000, Infodata Systems Inc. (the "Company") and a U.S. Government Agency concluded negotiations on a $26M contract. The contract, which should be signed by the parties in January 2001, will provide for a three-year base effort and two option years. The Company, as the prime contractor, will provide a complex document production management system with its teammates: BAE Systems Inc., CTX Corporation, Documentum Inc., IBM Corporation, and Technology Associates. The Company has been working under a letter agreement with the client since August 2000.

        Preliminary information relating to the contract described above was disclosed in a Form 8-K filed by the Company on June 21, 2000.


Commercial Contracts

        During the fourth quarter of 2000, the Company has received over $2M in new contracts and commitments for its web-based knowledge management services and proprietary software. The Company expects that this business will result in first quarter 2001 revenues, for this segment of its business, substantially greater than those realized in the third quarter of 2000.


Sale of Non-marketable Investment Assets

        The Company has received verbal commitments from several parties to purchase the non-marketable investment assets it received from Buckaroo.com, Inc. ("Buckaroo") in July 1999. These assets, valued in the Company's financials at $24,500, include 1,000,000 shares of Buckaroo Common Stock and 292,740 shares of Buckaroo Series A Preferred Stock and are expected to net the Company nearly $1.1M. The Company anticipates that it will complete the transaction and receive payment for the shares no later than January 31, 2001.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            INFODATA SYSTEMS INC.

                                            /s/ Steven M. Samowich
                                            ------------------------------------
Date: December 29, 2000                     Steven M. Samowich
                                            President and
                                            Chief Executive Officer